EXHIBIT 10.24

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

Reference is made that certain Employment Agreement dated as of January 1, 2007 by and between Crystal Rock Holdings, Inc. (together with any subsidiaries, the “Company”) and Peter K. Baker (the “Executive”), as amended by Amendment No. 1 dated as of September 10, 2009.  This Amendment No. 2 to Employment Agreement is dated as of October 19, 2011.  Capitalized terms used in this Amendment No. 2 but not otherwise defined shall have the respective meanings ascribed to them in the Employment Agreement.

Section 1.  The parties to the Employment Agreement hereby amend the Employment Agreement by deleting Section 3.2.2 of the Employment Agreement (as amended to date) in its entirety and substituting in place thereof the following new text, which shall constitute Section 3.2.2 of the Employment Agreement:

3.2.2           Fiscal Year 2011 Budgeted EBITDA Bonus.  With respect to the Company’s fiscal year ending October 2011 (“FY 2011”), the following definitions shall apply:  “EBITDA” shall mean annual earnings before interest, taxes, depreciation and amortization.  “Adjusted EBITDA” shall mean EBITDA calculated without regard to any items of non-operating income or loss or goodwill impairment.  If the Company has actual Adjusted EBITDA, expressed as a percentage of target annual EBITDA approved in the budget for FY 2011 by the Board of Directors, which is at least 90% of such target annual EBITDA for the fiscal year in question, then the Company shall pay the Executive an annual bonus as set forth in the following table.  The Compensation Committee may approve, but shall have no obligation to approve, a discretionary bonus to the Executive that takes non-operating income or loss or goodwill impairment, if any, into account.

Actual Adjusted EBITDA Divided by Target EBITDA		Bonus

less than 90% of target	-	$ -0-
at least 90% but less than 91% of target	-	40,000
at least 91% but less than 92% of target	-	44,000
at least 92% but less than 93% of target	-	48,000
at least 93% but less than 94% of target	-	52,000
at least 94% but less than 95% of target	-	56,000
at least 95% but less than 96% of target	-	60,000
at least 96% but less than 97% of target	-	64,000
at least 97% but less than 98% of target	-	68,000
at least 98% but less than 99% of target	-	72,000
at least 99% but less than 100% of target	-	76,000
at least 100% but less than 102% of target	-	80,000
at least 102% but less than 104% of target	-	81,600
at least 104% but less than 106% of target	-	83,200
at least 106% but less than 108% of target	-	84,800
at least 108% but less than 110% of target	-	86,400
at least 110% but less than 112% of target	-	88,000
at least 112% but less than 114% of target		89,600
at least 114% but less than 116% of target	-	91,200
at least 116% but less than 118% of target	-	92,800
at least 118% but less than 120% of target	-	94,400
at least 120% of target or greater	-	96,000

Section 2.  Except as expressly amended hereby, the provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Employment Agreement as of the date set forth above.

COMPANY: CRYSTAL ROCK HOLDINGS, INC.

By:_/s/ Bruce S. MacDonald
Name: Bruce MacDonald
Title: CFO

EXECUTIVE: /s/ Peter K. Baker
PETER K. BAKER